ESCROW AGREEMENT

THIS ESCROW AGREEMENT is entered into as of January 26, 2015 (this "Agreement") by and among New Cingular Wireless Services, Inc., a corporation existing under the Laws of Delaware ("Purchaser"), NIU Holding LLC, a limited liability company organized and existing in accordance with the Laws of the State of Delaware ("Seller" and together with Purchaser, sometimes referred to individually as "Party" and collectively as the "Parties"), and Citibank, N.A. ("Citibank"), a national banking association organized and existing under the laws of the United States (the "Escrow Agent"). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings ascribed thereto in the Purchase and Sale Agreement (as defined below), which is solely for the convenience for the Parties.

WHEREAS, on January 25, 2015, Seller filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the "Bankruptcy Court") for the Southern District of New York (the "Seller Bankruptcy"). Seller has sought joint administration of its chapter 11 case with the chapter 11 cases of its affiliated debtors and debtors-in-possession (the "Bankruptcy Case").

WHEREAS, pursuant to the Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Purchase and Sale Agreement"), by and among Purchaser, Seller and the other signatories party thereto, the parties thereto have agreed to establish an escrow arrangement for the purposes set forth therein.

WHEREAS, as and when required pursuant to Section 3.2 of the Purchase and Sale Agreement, Purchaser will deposit with the Escrow Agent Purchaser's Good Faith Deposit (as defined in the Bidding Procedures) in an aggregate amount in cash equal to $32 million (the "Deposit Amount"), by wire transfer of immediately available funds, into a segregated non-interest bearing United States dollar escrow account maintained and established by the Escrow Agent hereunder (the "Deposit Account") to be held and distributed in accordance with the terms and subject to the conditions set forth herein.

WHEREAS, pursuant to Section 3.3(d) of the Purchase and Sale Agreement, on the Closing Date, which date shall be certified in writing by the Purchaser to the Escrow Agent, Purchaser will deposit with the Escrow Agent an aggregate amount in cash equal to $187.5 million (the "Escrow Amount") by wire transfer of immediately available funds, into a segregated non-interest bearing United States dollar escrow account maintained and established by the Escrow Agent hereunder and separate from the Deposit Account (the "Escrow Account") and distributed in accordance with the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. **Appointment**. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. **Deposit Account**.

(a) Deposit; Escrow Property; Compensation. As and when required pursuant to Section 3.2 of the Purchase and Sale Agreement, Purchaser shall deposit the Deposit Amount with the Escrow Agent to be held in the Deposit Account in accordance with the terms hereof. Any funds in the Deposit Account will be deposited in Citibank's Dollars on Deposit in Custody Account ("DDCA"). Good Faith Deposits (if any) of other Qualified Bidders (as defined in the Bidding Procedures) shall be held in separate segregated accounts not held by the Escrow Agent and shall not be held in the Deposit Account. The Escrow Agent will make the balances in the Deposit Account available to the Citibank treasury division on a daily basis. The Deposit Account will earn compensation at a rate that will be determined daily and that is equal to the compensation rate paid by Citibank treasury division to the trust and custody department (which rate, as of the date hereof, is 5bps per year). Should the calculation method no longer be available, the Escrow Agent will notify the Parties no less than thirty (30) days prior. Compensation will be paid monthly, on the second (2nd) Business Day of the following month, by a credit to the Deposit Account. Monthly compensation will be reported on an Internal Revenue Service ("IRS") Form 1099-INT if applicable.

(b) Investment of the Deposit Account. The Deposit Account shall remain uninvested and no interest shall accrue thereon (provided that the Deposit Account will earn compensation in accordance with Section 2(a)). With respect to any specific day, the Escrow Agent shall have no obligation to deposit funds held in the Deposit Account in the DDCA if all or a portion of such Deposit Amount deposited in the Deposit Account (collectively, the "Deposit Fund") is deposited with the Escrow Agent after 2:00 p.m. New York City time on such day. Requests or instructions received after 2:00 p.m. New York City time by the Escrow Agent to release all or any portion of the Deposit Fund will be treated as if received on the following Business Day in New York. The Escrow Agent shall have the right to liquidate the DDCA to the extent necessary to provide funds necessary to make required payments under this Agreement.

(c) Deposit Income. The Parties agree that all compensation, if any, earned on, or derived from, the Deposit Account ("Deposit Income") shall accrue to the Deposit Fund and that Purchaser shall be treated as the owner of the cash portion of the Deposit Fund for income tax purposes only, and shall report all Deposit Income as the income of Purchaser in the taxable year in which income is properly includable. An IRS Form W-9 or original IRS Form W-8, as applicable, for Seller or Purchaser, as applicable, is being provided to the Escrow Agent upon execution of this Agreement. In the event the payee of any distribution from the Deposit Fund is not a Party, the Parties shall provide the Escrow Agent with the applicable duly completed and properly executed IRS form along with any reasonably required supporting documentation from such payee prior to payment being made. The Parties understand that, in the event valid U.S. tax forms or other reasonably required supporting documentation are not provided to the Escrow Agent, the tax law may require withholding of tax on any earnings, proceeds or distributions from the Deposit Fund and further, such withholdings will be taken from the Deposit Fund and deposited with the IRS in the manner prescribed for the Escrow Agent to perform its reporting obligations under the Code, the Foreign Account Tax Compliance Act ("FATCA"), the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") or any other applicable law or regulation. Purchaser shall be responsible for paying taxes (including any

penalties and interest thereon) on all income earned on the cash portion of the Deposit Fund and for filing all necessary tax returns with respect to such Deposit Income; provided, that, within five (5) Business Days after payment of such taxes by Purchaser pursuant to this Section 2(c), Purchaser and Seller shall execute and deliver a Joint Release Notice providing for the disbursement to Purchaser in cash of an amount equal to the amount actually paid in taxes attributable to the Deposit Income by Purchaser. Except as provided for in this Section 2(c) or Section 3(c), the Escrow Agent shall not have any obligation to file or prepare any tax returns or to prepare any other reports for any taxing authorities concerning the matters covered by this Agreement; provided, that for each tax year in which income or compensation is earned on the Deposit Fund, the Escrow Agent shall timely prepare and promptly deliver to Purchaser a duly completed IRS Form 1099 (or IRS Form 1042-S). The Escrow Agent shall be responsible only for tax reporting to the IRS with respect to income earned on the Deposit Fund. If IRS imputed interest requirements apply, the Parties are solely responsible to inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations, and direct the Escrow Agent to disburse imputed interest amounts. The Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information or for the failure of the Parties to provide such calculations or information. Should the Escrow Agent become liable for the payment of taxes, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder, the Parties agree, jointly and severally, to reimburse without duplication the Escrow Agent for such taxes, interest and penalties upon written demand. Without limiting the foregoing, the Escrow Agent shall be entitled to deduct such taxes, interest and penalties from the Deposit Fund.

(d) Information. The Deposit Fund shall be registered and held in the name of the Escrow Agent in its capacity as the escrow agent for Purchaser and Seller. The Escrow Agent will send account statements to Purchaser and Seller on a monthly basis reflecting activity with respect to the Deposit Fund for the preceding month. The Parties agree to notify the Escrow Agent of any errors, delays or other problems within thirty (30) calendar days after receiving notification that a transaction has been executed. If it is determined that any transaction was delayed or erroneously executed, then, unless such delay or error was a result of the Escrow Agent's fraud, gross negligence or willful misconduct, the Escrow Agent's sole obligation shall be to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent's published savings account rate in effect in New York, New York.

(e) Distribution of the Deposit Account. The Escrow Agent is directed to distribute and release all or a portion of the Deposit Account, as applicable, only in accordance with this Section 2(e) during the term of this Agreement or otherwise in accordance with Section 2(f):

(i) upon the Closing Date (as set forth in Section 3.2(a) of the Purchase and Sale Agreement), Purchaser and Seller shall jointly execute and deliver to the Escrow Agent a notice in substantially the form of Exhibit A attached hereto (a "Joint Release Notice") executed, on behalf of each of Purchaser and Seller, by any person designated as such Party's authorized

representative on Schedule 1 attached hereto (any such person, with respect to such Party, an "Authorized Representative") and the Escrow Agent shall, upon the receipt of, and in accordance with, such Joint Release Notice, disburse the Deposit Amount to the account designated by Seller on such Joint Release Notice or otherwise designated in writing by the Seller to the Escrow Agent, by transfer of immediately available funds;

(ii) in the event that the Purchase and Sale Agreement is terminated by Seller pursuant to Section 4.4(f) of the Purchase and Sale Agreement (as set forth in Section 3.2(b) of the Purchase and Sale Agreement), the Escrow Agent shall, upon receipt of and in accordance with (x) a Joint Release Notice executed by Purchaser and Seller or (y) a final and non-appealable order or judgment of a court of competent jurisdiction, disburse the entire amount of the Deposit Account to the account designated by Seller in such Joint Release Notice or otherwise designated in writing by the Seller to the Escrow Agent, by transfer of immediately available funds; or

(iii) if the Purchase and Sale Agreement is terminated for any reason other than by Seller pursuant to Section 4.4(f) of the Purchase and Sale Agreement (as set forth in Section 3.2(c) of the Purchase and Sale Agreement), the Escrow Agent shall, within three (3) Business Days after receipt of and in accordance with (x) a Joint Release Notice executed by Purchaser and Seller or (y) a final and non-appealable order or judgment of a court of competent jurisdiction, disburse the Deposit Amount to the account designated by Purchaser in such Joint Release Notice or otherwise designated in writing by the Purchaser to the Escrow Agent, by transfer of immediately available funds.

(f) Distribution of the Deposit Account Upon Termination. If this Agreement terminates prior to a distribution of all of the Deposit Account pursuant to Section 2(e), then the Deposit Account then held hereunder shall be transferred to a new escrow agent mutually selected by Purchaser and Seller, or as directed pursuant to a final court order, in each case in accordance with Section 6 of this Agreement.

3. **Escrow Account.**

(a) Deposit; Escrow Property; Compensation. On the Closing Date, Purchaser shall deposit the Escrow Amount with the Escrow Agent to be held in the Escrow Account in accordance with the terms hereof. Any funds in the Escrow Account will be deposited in Citibank's Dollars on Deposit in Custody Account ("DDCA"). The Escrow Agent will make the balances in the Escrow Account available to the Citibank treasury division on a daily basis. The Escrow Account will earn compensation at a rate that will be determined daily and that is equal to the compensation rate paid by Citibank treasury division to the trust and custody department (which rate, as of the date hereof, is 5bps per year). Should the calculation method no longer be available, the Escrow Agent will notify the Parties no less than thirty (30) days prior. Compensation will be paid monthly, on the second (2nd) Business Day of the following month, by a credit to the Escrow Account. Monthly compensation will be reported on a Form 1099 INT if applicable.

(b) Investment of the Escrow Account. The Escrow Account shall remain uninvested and no interest shall accrue thereon (provided that the Escrow Account will earn compensation in accordance with Section 3(a)). With respect to any specific day, the Escrow Agent shall have no obligation to deposit funds held in the Escrow Account in the DDCA if all or a portion of such Escrow Amount deposited in the Escrow Account (collectively, the "Escrow Fund") is deposited with the Escrow Agent after 2:00 p.m. New York City time on such day. Requests or instructions received after 2:00 p.m. New York City time by the Escrow Agent to release all or any portion of the Escrow Fund will be treated as if received on the following Business Day in New York. The Escrow Agent shall have the right to liquidate the DDCA to the extent necessary to provide funds necessary to make required payments under this Agreement.

(c) Escrow Income. The Parties agree that all compensation, if any, earned on, or derived from, the Escrow Account ("Escrow Income") shall accrue to the Escrow Fund and that Seller shall be treated as the owner of the cash portion of the Escrow Fund for income tax purposes only, and shall report all Escrow Income as the income of Seller in the taxable year in which income is properly includable. An IRS Form W-9 or original IRS Form W-8, as applicable, for Seller or Purchaser, as applicable, is being provided to the Escrow Agent upon execution of this Agreement. In the event the payee of any distribution from the Escrow Fund is not a Party, the Parties shall provide the Escrow Agent with the applicable duly completed and properly executed IRS form along with any reasonably required supporting documentation from such payee prior to payment being made. The Parties understand that, in the event valid U.S. tax forms or other reasonably required supporting documentation are not provided to the Escrow Agent, the tax law may require withholding of tax on any earnings, proceeds or distributions from the Escrow Fund and further, such withholdings will be taken from the Escrow Fund and deposited with the IRS in the manner prescribed for the Escrow Agent to perform its reporting obligations under the Code, FATCA, FIRPTA or any other applicable law or regulation. Seller shall be responsible for paying taxes (including any penalties and interest thereon) on all income earned on the cash portion of the Escrow Fund and for filing all necessary tax returns with respect to such Escrow Income; provided, that, within five (5) Business Days after payment of such taxes by Seller pursuant to this Section 3(c), Purchaser and Seller shall execute and deliver a Joint Release Notice providing for the disbursement to Seller in cash of an amount equal to the amount actually paid in taxes attributable to the Escrow Income by Seller. Except as provided for in this Section 3(c) or Section 2(c), the Escrow Agent shall not have any obligation to file or prepare any tax returns or to prepare any other reports for any taxing authorities concerning the matters covered by this Agreement; provided, that for each tax year in which income or compensation is earned on the Escrow Fund, the Escrow Agent shall timely prepare and promptly deliver to Seller a duly completed IRS Form 1099 (or IRS Form 1042-S). The Escrow Agent shall be responsible only for tax reporting to the IRS with respect to income earned on the Escrow Fund. If IRS imputed interest requirements apply, the Parties are solely responsible to inform the Escrow Agent, provide the Escrow Agent with all imputed interest calculations, and direct the Escrow Agent to disburse imputed interest amounts. The Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information or for the failure of the Parties to provide such calculations or information. Should the Escrow Agent become liable for the payment of taxes, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment

made hereunder, the Parties agree, jointly and severally, to reimburse without duplication the Escrow Agent for such taxes, interest and penalties upon written demand.

(d) Information. The Escrow Fund shall be registered and held in the name of the Escrow Agent in its capacity as the escrow agent for Purchaser and Seller. The Escrow Agent will send account statements to Purchaser and Seller on a monthly basis reflecting activity with respect to the Escrow Fund for the preceding month. The Parties agree to notify the Escrow Agent of any errors, delays or other problems within thirty (30) calendar days after receiving notification that a transaction has been executed. If it is determined that any transaction was delayed or erroneously executed then, unless such delay or error was a result of the Escrow Agent's fraud, gross negligence or willful misconduct, the Escrow Agent's sole obligation shall be to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent's published savings account rate in effect in New York, New York.

(e) Distributions.

(i) *Undisputed Distributions of Escrow Amount*.

(1) Purchaser and Seller may at any time jointly execute and deliver to the Escrow Agent a Joint Release Notice instructing the Escrow Agent to distribute all or a portion of the Escrow Fund. Within three (3) Business Days after the date on which the Escrow Agent receives an executed Joint Release Notice, the Escrow Agent shall disburse the portion of the Escrow Fund set forth in the Joint Release Notice to the person(s) or account(s) designated on such Joint Release Notice.

(2) If Purchaser intends to assert a claim against the Escrow Fund for Damages pursuant to Article 9 or Article 11 of the Purchase and Sale Agreement (each, a "Claim"), then Purchaser shall deliver a written notice to Escrow Agent (with a copy to Seller) (each, a "Claim Notice") describing such Claim in reasonable detail and stating a reasonable estimate of the amount of the Escrow Fund to be reserved with respect to such Claim prepared in good faith based on information then available (the amount set forth in the applicable Claim Notice, the "Claimed Amount").

(3) If, on or prior to the last day of the 30-day period beginning on the date the Escrow Agent receives the Claim Notice (the "Objection Period"), the Escrow Agent does not receive a written notice (the "Objection Notice") executed and delivered by Seller (with a copy to Purchaser) disputing in reasonable detail Purchaser's right to indemnification, the amount of indemnification sought in the Claim Notice and/or the sufficiency of the Claim Notice, then Seller shall be deemed to have agreed to such Claimed Amount without dispute, and the Escrow

Agent shall, within five (5) Business Days following the expiration of the Objection Period, release to Purchaser out of the Escrow Fund an amount equal to the lesser of (x) the amount of the available remaining Escrow Fund and (y) the Claimed Amount specified in such Claim Notice. If the Escrow Agent receives an Objection Notice executed and delivered by Seller on or prior to the last day of the Objection Period, the provisions of Section 3(e)(ii) below shall apply.

(ii) *Disputed Distributions of Escrow Amount*. If the Escrow Agent receives an Objection Notice executed and delivered by Seller on or prior to the last day of the Objection Period, the Escrow Agent shall (A) if such Objection Notice specifically provides for the release of funds to Purchaser for items that are not in dispute, promptly (but in any event within five (5) Business Days of receipt of such Objection Notice) release to Purchaser out of the remaining Escrow Fund an amount equal to the lesser of (x) the amount of the available remaining Escrow Fund and (y) the amount that is specifically set forth in the Objection Notice as not being disputed by Seller and (B) continue to hold in the Escrow Account the amount in dispute (each such amount, a "Disputed Claim Amount"), which shall be the difference between the Claimed Amount and the amount agreed to be paid pursuant to clause (y) above, as an undivided portion of the Escrow Fund, until the earlier to occur of the Escrow Agent's receipt of (1) a Joint Release Notice executed and delivered by Purchaser and Seller directing the disposition of all or part of such Disputed Claim Amount in respect of which a dispute between Purchaser and Seller has been resolved or (2) written notice executed and delivered by Purchaser or Seller (with a copy to the other Party) accompanied by a copy of (i) a legally binding agreement entered into by the Parties with respect to the dispute, (ii) a final and nonappealable order or judgment of a court of competent jurisdiction with respect to the dispute, or (iii) a final and nonappealable determination of an arbitration or like panel to which the Parties have agreed to submit with respect to the dispute (each, a "Final Judgment"). The Escrow Agent shall be under no duty to institute or defend any proceedings in the prosecution of any dispute between Purchaser and Seller in respect of a Disputed Claim Amount and none of the costs and expenses of any such proceedings shall be borne by the Escrow Agent. For the avoidance of doubt, only the amount awarded to Purchaser in the applicable Final Judgment shall be distributed to Purchaser, and any applicable Disputed Claim Amount which is not so distributed to Purchaser shall be considered part of the Escrow Amount and held in the Escrow Account. Upon receipt of any such Joint Release Notice or Final Judgment, the Escrow Agent shall promptly (but in any event within five (5) Business Days) comply with its terms and disburse to Purchaser the portion of the Escrow Fund as provided in such Joint Release Notice or Final Judgment, if any. Notwithstanding anything herein to the contrary, any Final Judgment delivered to the Escrow Agent by Purchaser or Seller under this Agreement (including any Final Judgment accompanying any Final Notice provided in accordance with Section 3(e)(iii)(2)) shall be accompanied by an executed certificate of the delivering Party to the effect that such Final Judgment is final and non-appealable and that the copy of such Final Judgment being so

delivered is true and correct, and it shall contain a cover letter signed by an Authorized Representative for such presenting Party which shall contain payment instructions to be utilized by the Escrow Agent.

(iii) *Scheduled Distribution of Escrow Fund.*

(1) Within five (5) Business Days after the second anniversary of the Closing Date (such date, the "Final Release Date"), Purchaser and Seller shall execute and deliver a Joint Release Notice to the Escrow Agent instructing it to release from the Escrow Account, to Seller, the excess of the entire balance then remaining in the Escrow Account (if any) less the sum of (A) the aggregate Claimed Amount in respect of all Disputed Claim Amounts still pending or disputed and (B) the aggregate Claimed Amount in respect of all Claims with respect to which the Objection Period has not yet expired, in each case pursuant to Claim Notices executed and delivered by Purchaser and received by the Escrow Agent prior to 6:00 p.m. local time in New York, New York, on the Final Release Date.

(2) After the Final Release Date and upon resolution of any dispute that was the subject of an Objection Notice giving rise to a Disputed Claim Amount, Seller and Purchaser shall deliver a Joint Release Notice to the Escrow Agent to release from the Escrow Account, (x) to Purchaser, the applicable amount, if any, with respect to such Disputed Claim Amount that is payable pursuant to Section 3(e)(ii) and (y) to Seller, an amount equal to the excess of the entire balance then available in the Escrow Account (if any) over the aggregate Disputed Claim Amounts still pending or disputed pursuant to Claim Notices executed and delivered by Purchaser and received by the Escrow Agent prior to 6:00 p.m. local time in New York, New York, on the Final Release Date, in each case, if any. Subsequent to the Final Release Date, after the earlier receipt by the Escrow Agent of (x) a Joint Release Notice setting forth instructions with respect to the disbursement of the last Disputed Claim Amount or (y) written notice executed and delivered by Purchaser or Seller (with a copy to the other) accompanied by a Final Judgment (delivered in accordance with the applicable requirements of Section 3(e)(ii)) resolving the last dispute that was the subject of an Objection Notice giving rise to a Disputed Claim Amount (in either case, the "Final Notice"), the Escrow Agent shall promptly (but in any event within five (5) Business Days) release from the Escrow Account, by wire transfer of immediately available funds, (x) to the account or accounts of Purchaser designated in the Final Notice, the amount, if any, set forth in the Final Notice as payable to Purchaser and (y) to the account or accounts of Seller designated in the Final Notice, the remaining portion of the Escrow Fund (if any).

(iv) *Release Procedures*. Any Joint Release Notice executed and delivered by Purchaser and Seller pursuant to Section 3(e)(iii) shall include the amount of the Escrow Fund to be released to Seller or Purchaser, as applicable, and the Escrow Agent shall have no duty or obligation to perform any calculations under this Agreement. Any cash distributed from the Escrow Account to Purchaser and/or Seller hereunder shall be distributed via wire transfer to their respective accounts as set forth in the applicable Joint Release Notice.

(f) Disbursements of Escrow Income. Upon termination of the Escrow Account, any Escrow Income remaining therein shall be promptly distributed to Seller.

4. **Termination**. This Agreement, the duties of the Escrow Agent, the Deposit Account and the Escrow Account shall automatically terminate upon (x) if no portion of the Deposit Amount and Escrow Fund has been deposited with the Escrow Agent, the valid termination of the Purchase and Sale Agreement in accordance with its terms and notification of such termination by joint notice in writing by the Purchaser and Seller to the Escrow Agent, (y) if any portion of the Deposit Amount but not the Escrow Fund has been deposited with the Escrow Agent, the later to occur of (i) disbursement in full by the Escrow Agent of the Deposit Fund and (ii) termination of the Purchase and Sale Agreement and notification of such termination by joint notice in writing by the Purchaser and Seller to the Escrow Agent, or (z) if any portion of the Deposit Amount and Escrow Fund has been deposited with the Escrow Agent, disbursement in full by the Escrow Agent of both the Deposit Fund and the Escrow Fund, in each case as directed herein, subject, however, to the survival of obligations specifically contemplated in this Agreement.

5. **Escrow Agent**. The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent has no knowledge of, nor any requirement to comply with, the terms and conditions of any other agreement between the Parties, nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent. The Escrow Agent may conclusively rely upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any Party without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order delivered in accordance with Section 9 believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent's fraud, gross negligence or willful misconduct was the cause of any direct loss to either Party (as determined by a court of competent jurisdiction through a final order). The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. In the event the Escrow Agent receives instructions, claims or demands from any Party hereto which conflict with the provisions of this Agreement, or if the Escrow

Agent receives conflicting instructions from Purchaser and Seller, the Escrow Agent shall be entitled either to (a) refrain from taking any action until it shall (x) be given a joint written notice executed and delivered by Purchaser and Seller which eliminates such conflict or (y) have received a final court order which eliminates such conflict (it being understood and agreed that any court order delivered to the Escrow Agent by Purchaser or Seller pursuant to this clause (y) shall be accompanied by an executed certificate of the delivering Party to the effect that such order is final and non-appealable and that the copy of such order being so delivered is true and correct) or (b) file an action in interpleader. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent in connection with any interpleader or related proceeding to resolve such conflicting instructions shall be paid by, and be the joint and several obligation of, the Parties. The Escrow Agent shall have no duty to solicit any payments that may be due to it or to the Escrow Fund, including, without limitation, the Escrow Amount, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected to the extent acting in accordance with the opinion and instructions of such counsel. The Escrow Agent shall not be responsible for or under, or chargeable with knowledge of, the terms and conditions of any agreement, instrument or document executed between/among the parties hereto other than this Agreement. This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

6. **Resignation and Removal; Succession.** The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Parties. The Parties may remove the Escrow Agent at any time, with or without cause, by a joint written notice to the Escrow Agent executed and delivered by Purchaser and Seller thirty (30) calendar days in advance of such removal. The Escrow Agent's sole responsibility after such thirty (30) calendar day notice period expires shall be to hold the Escrow Fund (without any obligation to perform any further obligations hereunder or to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by joint written notice to the Escrow Agent executed and delivered by Purchaser and Seller, or such other person designated jointly in writing executed and delivered by Purchaser and Seller, or in accordance with the directions of a final court order delivered to the Escrow Agent (it being understood and agreed that any court order so delivered to the Escrow Agent by Purchaser or Seller shall be accompanied by an executed certificate of the delivering Party to the effect that such order is final and non-appealable and that the copy of such order being so delivered is true and correct), at which time of delivery, the Escrow Agent's obligations hereunder shall cease and terminate. If, prior to the effective resignation or removal date, the Parties have failed jointly to appoint a successor escrow agent, or jointly to instruct the Escrow Agent in writing to deliver the Escrow Fund to another person, in each case as provided above, at

any time on or after the effective resignation or removal date, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. Any joint appointment of a successor escrow agent in accordance with this Section 6 shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of the Escrow Agent. The Escrow Agent shall deliver the Escrow Fund to any appointed successor escrow agent, less the Escrow Agent's fees, costs and expenses pursuant to Section 7 (it being understood that each of Purchaser and Seller hereby agree between themselves to each pay fifty percent (50%) of any such fees, costs and expenses), at which time the Escrow Agent's obligations under this Agreement shall cease and terminate. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

7. **Compensation**. The Parties jointly and severally agree to pay the Escrow Agent upon execution and delivery of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing, shall be as described in the fee schedule attached as Schedule 2 hereto. Any reasonable and documented attorney's fees incurred in connection with the preparation and negotiation of this Agreement and any Escrow Agent acceptance fees shall be due and payable upon the execution and delivery of this Agreement. Without altering or limiting the joint and several obligations of the Parties to the Escrow Agent under this Section 7, each of Purchaser and Seller hereby agree between themselves to each pay fifty percent (50%) of any such fees and expenses. Each of the Parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for such reasonable and documented expenses and in addition, the Escrow Agent shall have the right to reimburse itself for such reasonable and documented expenses from the Escrow Fund.

8. **Indemnification and Reimbursement**. The Parties agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the "Indemnitees") from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the reasonable and documented out of pocket fees and reasonable and documented out of pocket expenses of outside counsel and all expense of document location, duplication and shipment) (collectively "Losses"), arising out of or in connection with (a) this Agreement or the Escrow Agent's performance of its duties hereunder, except to the extent that such Losses are determined by a court of competent jurisdiction through a final order to have been caused by the fraud, gross negligence or willful misconduct of such Indemnitee; and (b) the Escrow Agent's following of any instructions or directions, whether joint or singular, executed and delivered by Purchaser and Seller in accordance with this Agreement; provided that without altering or limiting the joint and several obligations of the Parties to the Escrow Agent under this Section 8, each of Purchaser and Seller hereby agrees between themselves to each pay fifty percent (50%) of any such indemnification claims. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, fees, expenses and amounts due to the Escrow Agent or an Indemnitee. The obligations set forth in this Section 8 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

9. **Notices; Wire Instructions**. All communications hereunder shall be in writing or set forth in a PDF attached to an email, and all instructions, notices or other communications executed and delivered by a Party or the Parties to the Escrow Agent shall be executed by an Authorized Representative of such Party or Parties (as applicable), and each shall be deemed to be delivered in accordance with the terms of this Agreement (a) if delivered by facsimile, immediately upon confirmation of successful transmission, (b) if delivered by PDF attached to an email, by return e-mail or other notice delivered by the receiving party acknowledging having received such email (whether by an automatic "read receipt" or similar notice) or (c) when actually received, if delivered by hand, by certified mail return receipt requested, or by courier or express delivery service (with receipt showing signature) to the appropriate fax number, email address, or notice address set forth for each party.

If to Purchaser:

AT&T
One AT&T Plaza
205 South Akard Street, Room 2713
Dallas, Texas 75202
Attention: Sherri Bazan, CPA
Fax: (214) 746-2277
Email: sb2038@att.com

with copies (which shall not constitute notice) to:

AT&T
One AT&T Plaza
205 South Akard Street, 32nd Floor
Dallas, Texas 75202
Attention: John O'Connor, Senior Vice President and Assistant General Counsel
Bill Caldwell, General Attorney
Fax: (214) 746-2216
Email: JO8009@att.com
Wc2842@att.com

with additional copies (which shall not constitute notice) to:

Sergio J. Galvis
Werner F. Ahlers
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
fax: (212) 757-3990
Email: Galviss@sullcrom.com, Ahlersw@sullcrom.com

if to Seller:

NIU Holdings LLC

c/o NII Holdings, Inc.
1875 Explorer Street
Attention: Shana Smith
Fax: (703) 390-5191
Email: shana.smith@nii.com

with a copy (which shall not constitute notice) to:

Robert A. Profusek
Jones Day LLP
222 East 41st Street
New York, NY 10017
Fax: (212) 755-7306
Email: raprofusek@jonesday.com

if to the Escrow Agent:

Citibank, N.A.
Agency & Trust
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn.: Mary Ellen Connolly
Phone: (201) 763-1884
Facsimile: (973) 461-7191 or (973) 461-7192
E-mail: mary.e.connolly@citi.com

with a copy to (if sent by personal delivery, overnight courier or registered or certified mail):

Citibank, N.A.
Agency & Trust
480 Washington Blvd. 18th Floor
Jersey City, NJ 07310
Attn: Mary Ellen Connolly

Any party hereto may provide notice per this Section 9 of any change in address or Authorized Representative as appropriate. In the event that Purchaser or Seller changes its Authorized Representatives in accordance with the preceding sentence, Schedule 1 attached hereto shall be

updated to reflect such changes. If transfer instructions for the Deposit Fund or the Escrow Fund, as the case may be, are given (other than in writing at the time of execution and delivery of this Agreement), in writing in accordance with this Agreement, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Schedule 1 attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. The persons and telephone numbers for call backs may be changed only in writing actually received by the Escrow Agent.

Any funds to be paid to the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions:

CITIBANK, N.A.
ABA: 0210-0008-9
Account Name: Escrow Concentration Account
A/C#.: 36855852
Ref: 11400900 New Cingular Deposit Account
Ref: 11401100 New Cingular Escrow Account

10. **Compliance with Court Orders.** If any of the Deposit Fund or the Escrow Fund, as the case may be, shall be attached, garnished, levied upon, or otherwise be subject to any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such order it shall not be liable to either of the Parties or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

11. **Miscellaneous**.

(a) The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing executed and delivered by the Escrow Agent, Purchaser and Seller. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Parties or the Escrow Agent in any other respect or at any other time. The waiver by the Parties and the Escrow Agent of a breach of any of the provisions of this Agreement or failure to exercise any right or privilege hereunder shall not be construed as a waiver of any other breach of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

(b) Neither Party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party and the Escrow Agent. Any purported direct or indirect assignment in violation of this Section 11(b) shall be null and void *ab initio*, provided, however, that (a) Seller shall assign its rights and delegate its obligations hereunder to any party

to whom Seller has validly assigned its rights and obligations under the Purchase and Sale Agreement in accordance with the terms thereof and (b) Purchaser may assign some or all of its rights or delegate some or all of its obligations hereunder to one or more of its affiliates; provided, further, however, that any such assignment by the Purchaser shall not relieve the Purchaser of its obligations hereunder (including any obligation to indemnify the Escrow Agent in accordance with the terms hereof), and shall be subject to the successful completion by the Escrow Agent of its customary due diligence procedures.

(c) This Agreement shall be governed by and construed under the laws of the State of New York. Each Party hereto agrees that it shall bring any action or proceeding in respect of this Agreement or the transactions contained in or contemplated by this Agreement, (x) if during the administration of the Bankruptcy Case, exclusively in the Bankruptcy Court, or (y) if following the conclusion of the Bankruptcy Case, the Bankruptcy Court is unwilling to hear such proceedings, in the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court thereof (collectively, the "Chosen Courts"), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (A) irrevocably submits to the exclusive (except with respect to actions to enforce any judgment issued by the Bankruptcy Court or any Chosen Court in accordance with this Section 11(c)) jurisdiction of the Bankruptcy Court or the Chosen Courts, as applicable, thereby expressly and unconditionally waiving any other jurisdiction to which it may be entitled, either by reason of domicile (present or future) or otherwise, (B) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court or the Chosen Courts, (C) waives any objection that the Bankruptcy Court or the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto and (D) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 9 of this Agreement. Each Party irrevocably designates CT Corporation as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the courts specified in this Section 11(c) and each Party stipulates that such consent and appointment is irrevocable and coupled with an interest. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(d) None of Purchaser, Seller or the Escrow Agent shall be liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(e) All cash deposited into or released from the Escrow Account shall be denominated in U.S. Dollars.

(f) This Agreement and any joint instructions executed and delivered by Purchaser and Seller may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or

instruction, as applicable. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(g) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(h) Nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Deposit Fund, the Escrow Fund or this Agreement.

(i) No printed or other material in any language, including prospectuses, notices, reports, and promotional material that mentions " "Citibank", "Citigroup" or "Citi"" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any Parties, or on such party's behalf, without the prior written consent of the Escrow Agent.

(j) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act") requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, each of the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent's internal policies require the Escrow Agent to follow reasonable procedures to verify the identity including without limitation name, address and organizational documents ("identifying information"). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(k) In the event that the Bankruptcy Court fails to approve any provisions of this Agreement prior to the deposit of the Deposit Amount with the Escrow Agent and such failure materially and adversely affects the rights, protections, duties and obligations of the Escrow Agent, then unless the Escrow Agent receives replacement protection reasonably sufficient to make up for such material adverse effect (including indemnification or other security reasonably satisfactory to the Escrow Agent, as applicable) from the Purchaser or its Affiliates, then the Escrow Agent shall be entitled to refuse acceptance of the Deposit Amount and resign with immediate effect from this Agreement, and shall have no further duties or obligations hereunder.

[*Signature Page Follows*]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its officers thereunto duly authorized, as of the date first written above.

NEW CINGULAR WIRELESS SERVICES, INC.

By: [signature]

Name: Rick L. Moore

Title: Senior Vice President-Corporate Development

[*Signature Page to Escrow Agreement*]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

NIU HOLDINGS LLC, AS SELLER

By: Shana C. Smith
Name: Shana C. Smith
Title: Manager

CITIBANK, N.A., AS ESCROW AGENT

By: ____________________
Name: Albert P. Mari, Jr.
Title: Vice President

[*Signature Page to Escrow Agreement*]

SCHEDULE 1
AUTHORIZED LIST OF SIGNERS

This form supplements the Agreement and related documents and applies to instruction given by facsimile (or e-mail with .pdf attachment) for securities or funds transfers and for other purposes under the Agreement. In giving any facsimile (or e-mail with .pdf attachment) instruction as specified in the Agreement the Parties acknowledge that facsimile (or e-mail with .pdf attachment) present a high degree of risk or error, security, and privacy. Nevertheless the Parties wish to use facsimile (or e-mail with .pdf attachment) as a means of instruction. The Parties designate below the individuals who are authorized to initiate transfers or other instructions by facsimile (or e-mail with .pdf attachment) on behalf of the Parties and select the security procedures specified herein. The Parties accept the associated risks of unauthorized or erroneous instruction and agree to be bound by such instruction whether or not actually authorized by the Parties, provided the Escrow Agent has complied with the stated security procedure. The Parties are responsible for keeping confidential the contents of this Schedule 1. The Parties should be careful in completing this Schedule 1 as it may be rejected if it contains erasures or white outs.

X New ☐ Addition ☐ Supersede

NIU Holding LLC

		Specimen Signature
Name	Daniel Freiman	
Title	Manager	
Phone	703-390-5209	
E-mail Address	dan.freiman@nii.com	
Name	Shana Smith	Shana C. Smith
Title	Manager	
Phone	703-390-7286	
E-mail Address	shana.smith@nii.com	

Where applicable, the Escrow Agent will confirm the instructions received by return call to one of the telephone numbers listed below.

Telephone Number (including Country code)	*Name*
703-390-5209	Daniel Freiman
703-390-7286	Shana Smith

Test Word

PIZZA

[Signatures to Schedule 1 of Escrow Agreement]